Exhibit 10.16

FIRST AMENDMENT TO JULY 1, 2015 EMPLOYMENT AGREEMENT

FIRST AMENDMENT TO THE JULY 1, 2015 EMPLOYMENT AGREEMENT (this “First Amendment”}, dated as of January 14, 2016, by and between AGS, LLC (the “Company”), a Delaware limited liability company with a place of business located at 5475 S. Decatur Blvd, Las Vegas, Nevada 89118 (“AGS”) and Mr. Sigmund Lee (“Executive”).

RECITALS:

WHEREAS, the Company and Executive entered into an Employment Agreement dated as of July 1, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Employment Agreement”); and

WHEREAS, the Company and Executive wish to amend the Employment Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.Base Salary. Base Salary in section 2(b)(i) is hereby amended to $500,000 effective January 1, 2016 and will remain so for a period of three (3) years.

2.Bonus. Sections 2(b)(ii) and 2(b)(iii) are replaced in their entirety with the following: “On or before 15 days from the execution of this document you will receive a signing bonus in the amount of $500,000 (before any appropriate and customary payroll deductions). If Executive terminates his employment at any time within three (3) years of the execution of this Amendment, Executive agrees to pay back the net amount (after taxes) of the signing bonus, otherwise Executive shall have no requirement to pay back said signing bonus. Furthermore, if there is a Change of Control, as that term is defined in the Company’s First Lien Credit Agreement dated as of December 20, 2013 (except that an Initial Public Offering of the Company or its affiliates shall not constitute a Change of Control), or if a change in CEO from David Lopez to another executive without Executive’s consent, or if a significant diminishment in the nature or scope of the authority, power, function or duty attached to the position which the Executive currently maintains without the consent of the Executive, said signing payback requirement shall immediately cease, and the Non-Compete as described in section 5(b) shall immediately cease. In addition to your Base Salary, Executive will be eligible for each of an Annual Bonus and an Annual Incentive Program. Your Annual Bonus will make you eligible for up to $250,000 (before any appropriate and customary payroll deductions) and will be based on company performance criteria as applied to other executives of the Company. Your Annual Incentive Program will entitle you to an annual bonus of $250,000 (before any appropriate and customary payroll deductions). Your Annual Bonus and your Annual Incentive Program (AIP) payment will be paid in the first quarter following the completion of the fiscal year at the same time that the company pays all employees their Incentive Program Bonus and Annual Bonuses.”

3.Equity. Section 2(b)(iv) is amended to add the following: “As soon as practicable following the execution of this Amendment, you will be granted an option to purchase an additional 50,000 Time-Based Options with a strike price per share equal to the fair market value of a share of AP Gaming Holdco, Inc. stock on the date of grant. Separate documents will be provided to you after your hire date for purchase of these shares.”

4.Restrictive Period: The Restrictive Period as defined in section 5(b) is hereby amended as follows: If Executive terminates his employment on or before January 1, 2019, the Restrictive Period shall be 12 months; but if the Executive terminates his employment after January 1, 2019, the Restrictive Period shall be six (6) months.

5.Reaffirmation of Employment Agreement. This First Amendment shall be deemed to be an amendment to the Employment Agreement, and the Employment Agreement as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Employment Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Employment Agreement as amended hereby. This First Amendment is limited as specified and shall not constitute a modification or waiver of any other provision of the Employment Agreement.

6.Counterparts; Facsimile. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This First Amendment may be executed via facsimile or other electronic transmissions.

7.Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

IN WITNESS WHEREOF, each of the undersigned parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

AGS, LLC

By:	/s/ David Lopez
DAVID LOPEZ
CEO

SIGMUND LEE

/s/ Sigmund Lee
Sigmund Lee